                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive proxy statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Section 240.14a-12

                               TCI Solutions, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)      Title of each class of securities to which transaction applies:

    (2)      Aggregate number of securities to which transaction applies:

    (3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The transaction value is based on:

    (4)      Proposed maximum aggregate value of transaction:

    (5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)      Amount Previously Paid:  ________________________________________

    (2)      Form, Schedule or Registration Statement No.: _____________________

    (3)      Filing Party:  ______________________________________________

    (4)      Date Filed:  ______________________________________________

The information filed with this Schedule 14A has been posted on the website of
TCI Solutions, Inc. (the "Company") in connection with a series of teleconferences to be held by the Company beginning on April 25, 2005. The material attached is being filed with the Securities and Exchange Commission
(the "SEC") pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended, in case it is deemed to be soliciting material for the purpose of
Rule 14a-12. The purpose of the teleconferences is to address the Company's stockholders' questions regarding the proposed merger between the Company and a subsidiary of Retalix Ltd. and other questions that may arise out of their review of the preliminary proxy statement on Schedule 14A that the Company filed with the SEC on April 25, 2005. The Company urges its stockholders to carefully read the material filed herewith and the preliminary proxy statement because they contain important information regarding the proposed merger. The preliminary proxy statement and all of the Company's filings with the SEC are available free at the SEC's website at www.sec.gov.

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

TCI / Retalix Transaction
Question/Answer Sessions

April 25-28, 2005

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

Discussion Points

Review the Transaction

Key Questions:

Was the price fair?

Was the timing to sell the company correct?

Were there better alternatives?

Conclusion – Was this transaction the best
thing for our shareholders?

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

Transaction Overview

We sold the business to Retalix for $34.35m.

The net to the common shareholders was
$0.132 per share.

Common shareholders that purchased Series B
preferred realized the same return for their
Series B Shares as the VC’s ($0.757 per share).

Common shareholder proceeds are being paid
in cash.

1992	1993	1994	1995
Revenue	2,621	3,517	5,721	6,006
Gross Profit	2,313	2,960	4,628	4,015
Expenses	5,028	5,742	6,848	7,995
Net Loss	(2,715)	(2,782)	(2,220)	(3,980)

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

TCI

TCI’s Historical Results 1992-1995

1996	1997	1998	1999	2000
Revenue	6,119	5,028	6,519	12,538	14,313
Gross Profit	4,949	4,346	5,293	8,784	9,707
Expenses	5,587	5,083	6,857	10,201	13,930
Net Loss	(638)	(737)	(1,564)	(1,417)	(4,223)

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

TCI

TCI’s Historical Results 1996-2000

Venture Firms Invest in TCI

TCI Investors convert to Common

Investment ’82-’96 = $32m.

Losses = $35m.

New Board & Mgmt Team.

2001	2002	2003	2004	1992-2004	1982-2004
Revenue	19,000	22,506	21,214	21,828	146,930	55,632
Gross Profit	12,534	15,275	12,036	12,706	99,546	45,873
Expenses	15,219	19,156	17,995	15,642	135,283	69,565
Net Loss	(2,685)	(3,881)	(5,959)	(2,936)	(35,737)	(53,306)

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

TCI

TCI’s Historical Results 2001-2004

Accumulated Losses from 1982 to 2004 totaled: $53.3 million

2nd Round of VC funding

Common transfers control of TCI to VC’s

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

TCI’s Historical Results Conclusion

1982 – Formed Limited Partnership:

1982 to 1991 Net losses totaled: $21.6 million

1992 - Changed from Limited Partnership to
Corp:

1992 to 1998 - Revenue reached only $6.5 million
and losses totaled $14.6 million.

1999 – Brought in Venture Capital Firms:

1999 to 2002 – Raised $20 million.

1999  to 2005 – Revenue grew from $6.5 million to
a high of $22.5 million. Additionally, losses during
the period exceeded $21.5 million.

Capital Structure Summary - as converted basis	Total	%
Preferred	39,333	60.2%
Common	12,825	19.6%
Common Stock Options & Equivalents	13,183	20.2%
Total Shares	65,341	100.0%

Summary Distribution of Proceeds	$34.355m		%
Total Proceeds	$	34,355	100%
Return of Preferred Purchase Price & Dividends*	$	25,706	75%
Preferred Share of Remaining Proceeds (60.2%)	$	5,207	15%
Total Preferred Proceeds	$	30,912	
Common & Common Equivalents Share of Remaining Proceeds (39.8%)	$	3,443	10%
Price Per Share	$	0.132	

* - Required by our Certificate of Incorporation

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

TCI

Retalix Transaction Analysis

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

Options for TCI asset growth

Rely on internal growth and continue current
business plan.

Raise capital and acquire additional key
components to broaden our suite.

Sell the business to an acquirer willing to pay
a satisfactory price based upon strategic
value.

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

Sell Business Today to Retalix

Sale price of $34.35 million.

Return to the common is $0.132 per share
representing a 133% increase from 11/2004  of $0.05.

Provides a tax write-off for common shareholders.

Eliminates risk of no future liquidity event for our
shareholders.

Shareholders can purchase Retalix shares in the
public markets with the cash proceeds received from
the merger and share in potential future of the
combined companies.

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

Rationale for Retalix

Is the price fair at $34.35m?

1.6 x TTM during a year we lost $2.8m.

The opportunity to buy Retalix stock with the
cash proceeds allows interested investors to
hold their investment for potential future growth.

Common shareholders realize tax benefit
immediately.

The common shareholders will be in a much
better position as they trade a non-liquid $0.00
to $0.05/share for cash at $0.13 per share.

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

Rationale for Retalix

    Retalix was the logical buyer:

    Retalix based its purchase price on its own
evaluation of the value of TCI, including the
value of TCI's contribution to Retalix's
product line and anticipated cost synergies
to be achieved as a result of the acquisition
and other internal factors.

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

Is the Price Fair?

The Mentor Group valued TCI using 3 methods:

A public trading market multiple approach

A discounted cash flow approach

Comparable transactions analysis

Their valuation conclusion is:  TCI is worth:

Low - $20.3 million

Median - $23.6 million

High - $26.9 million

Bottom line: After proceeds go to the preferred
shareholders, the following would be left for common:

Low - $0.00 per share

Median - $0.00 per share

High - $0.03 per share

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

Conclusion

While the ultimate return is disappointing to
our common shareholders, the price is a
substantial increase over recent valuations.

Shareholders that purchased Series B
preferred stock realized the same return as
the VC’s.

We did the best thing for our shareholders
given the alternatives.

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

Questions?

Why didn’t you get the common shareholder’s
approval prior to the transaction?

Was the Board, the VC’s, and management trying
obtain maximum value for the common
shareholders?

Why did so much of the proceeds go to the
preferred shareholders?

What happened to my original investment?

Why did the company continue to lose money?

Why didn’t I get my original investment back?

What if I still don’t believe the price is fair?

What happens now?

"This presentation should be read together with the preliminary proxy statement filed by TCI with the Securities and Exchange Commission on April 25, 2005."

Next Steps

You can read the draft proxy statement that is on file
with the SEC  www.sec.gov.

Expect to receive a final proxy statement  and an
invitation to a shareholders meeting near the end of
May.

Your Board of Directors recommends you complete
the proxy in support of the transaction.

Expect to receive your funds at the conclusion of this
process after providing us your stock certificates.

Notification

     "TCI SHAREHOLDERS ARE URGED TO READ THE
PRELIMINARY PROXY STATEMENT THAT WAS FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION ON APRIL
25, 2005 BECAUSE IT CONTAINS IMPORTANT INFORMATION
REGARDING THE MERGER.”

     Shareholders may obtain a free copy of the proxy statement and other material and any other documents that may be filed by TCI with the Securities and
Exchange Commission in connection with the upcoming special meeting of stockholders at the Securities and Exchange Commission’s website at
www.sec.gov.  TCI shareholders may also obtain free copies of the proxy statement and other documents filed by TCI in connection with the special meeting by directing a request to TCI's Secretary at:
                       TCI Solutions, Inc., Attn.:  Stephen P. DeSantis, 17752 Skypark
Circle, Suite 160, Irvine, California  92614,      (949) 476-1122 (telephone), (949)
476-1133 (fax).

TCI’s Stock Transfer Agent

AMERICAN STOCK TRANSFER
& TRUST COMPANY

59 Maiden Lane

New York, New York 10038

(800) 937-5449